Exhibit 4.17

EXECUTION VERSION

AMENDMENT NO. 4

Dated as of March 13, 2020

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of January 17, 2013

THIS AMENDMENT No. 3 (this “Amendment”) dated as of March 13, 2020 is entered into by and between NMC FUNDING CORPORATION, a Delaware corporation, as Purchaser (the “Purchaser”) and NATIONAL MEDICAL CARE, INC., a Delaware corporation, as Seller (the “Seller”).

PRELIMINARY STATEMENTS

A. The Purchaser and the Seller are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of January 17, 2013 (as amended or otherwise modified prior to the date hereof, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B. The Purchaser and the Seller have agreed to amend the RPA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            Amendments.

1.1          Capitalized Lease. The definition of “Capitalized Lease” in Section 1.1 of the RPA is hereby deleted.

1.2          Indebtedness. The definition of “Indebtedness” or “indebtedness” in Section 1.1 of the RPA is hereby deleted and replaced with the following:

“Indebtedness” or “indebtedness” means, with respect to any Person and without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations in respect of leases as determined under IFRS and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

1.3          Exhibit J. Exhibit J (List of Transferring Affiliates, Chief Executive Offices of Transferring Affiliates and Tradenames) of the RPA is hereby deleted and replaced with the new Exhibit J attached hereto as Exhibit 1.

SECTION 2.         Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Purchaser of counterparts of this Amendment duly executed by the Purchaser and the Seller, and (ii) the effectiveness of Amendment No. 3 to the Seventh Amended and Restated Transfer and Administration Agreement of even date herewith among the Seller, the Purchaser, the Transferor, the Collection Agent, the Administrative Agents, the Conduit Investors, the Bank Investors and the Agent.

SECTION 3.         Covenants, Representations and Warranties of the Seller.

3.1          Upon the effectiveness of this Amendment, the Seller hereby reaffirms all covenants, representations and warranties made by it in the RPA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2          Upon the effectiveness of this Amendment, the Seller hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) no Seller Default or Potential Seller Default shall exist under the RPA.

SECTION 4.         Acknowledgements of the Amendment to Exhibit J of the RPA.

Each of the Purchaser and the Seller hereby acknowledges that the amendment to Exhibit J of the RPA that is being effected pursuant to Section 1.3 of this Amendment is solely for the convenience of the parties and reflects the removal of Transferring Affiliates that occurred since December 20, 2018 pursuant to Section 2.7(b) of the RPA.

SECTION 5.         Reference to and Effect on the RPA.

5.1          Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument and agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

5.2          Except as specifically amended hereby, the RPA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the RPA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

2

SECTION 6.         Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 7.         Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 8.         Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Transferor

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice President & Treasurer

NATIONAL MEDICAL CARE, INC., as Collection Agent

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice President & Treasurer

Signature Page
Amendment No. 3 to Seventh Amended and Restated
Transfer and Administration Agreement

Exhibit 1
to Amendment

EXHIBIT J

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF TRANSFERRING AFFILIATES, CHIEF EXECUTIVE

OFFICES OF TRANSFERRING AFFILIATES AND TRADENAMES

SECTIONS 2.7(b), 3.1(i) and 3.1(k)(iv)

State of
	Transferring Affiliate	Incorporation
1.	Apheresis Care Group, Inc.	Delaware
2.	Bio-Medical Applications Management Company, Inc.	Delaware
3.	Bio-Medical Applications of Alabama, Inc.	Delaware
4.	Bio-Medical Applications of Amarillo, Inc.	Delaware
5.	Bio-Medical Applications of Anacostia, Inc.	Delaware
6.	Bio-Medical Applications of Aquadilla, Inc.	Delaware
7.	Bio-Medical Applications of Arecibo, Inc.	Delaware
8.	Bio-Medical Applications of Arkansas, Inc.	Delaware
9.	Bio-Medical Applications of Bayamon, Inc.	Delaware
10.	Bio-Medical Applications of Blue Springs, Inc.	Delaware
11.	Bio-Medical Applications of Caguas, Inc.	Delaware
12.	Bio-Medical Applications of California, Inc.	Delaware
13.	Bio-Medical Applications of Camarillo, Inc.	Delaware
14.	Bio-Medical Applications of Carolina, Inc.	Delaware
15.	Bio-Medical Applications of Clinton, Inc.	Delaware
16.	Bio-Medical Applications of Columbia Heights, Inc.	Delaware
17.	Bio-Medical Applications of Connecticut, Inc.	Delaware
18.	Bio-Medical Applications of Delaware, Inc.	Delaware
19.	Bio-Medical Applications of Dover, Inc.	Delaware
20.	Bio-Medical Applications of Eureka, Inc.	Delaware
21.	Bio-Medical Applications of Fayetteville, Inc.	Delaware
22.	Bio-Medical Applications of Florida, Inc.	Delaware
23.	Bio-Medical Applications of Fremont, Inc.	Delaware
24.	Bio-Medical Applications of Fresno, Inc.	Delaware
25.	Bio-Medical Applications of Georgia, Inc.	Delaware
26.	Bio-Medical Applications of Guayama, Inc.	Delaware
27.	Bio-Medical Applications of Humacao, Inc.	Delaware
28.	Bio-Medical Applications of Illinois, Inc.	Delaware
29.	Bio-Medical Applications of Indiana, Inc.	Delaware

State of
	Transferring Affiliate	Incorporation
30.	Bio-Medical Applications of Kansas, Inc.	Delaware
31.	Bio-Medical Applications of Kentucky, Inc.	Delaware
32.	Bio-Medical Applications of Los Gatos, Inc.	Delaware
33.	Bio-Medical Applications of Louisiana, LLC	Delaware
34.	Bio-Medical Applications of Maine, Inc.	Delaware
35.	Bio-Medical Applications of Manchester, Inc.	Delaware
36.	Bio-Medical Applications of Maryland, Inc.	Delaware
37.	Bio-Medical Applications of Massachusetts, Inc.	Delaware
38.	Bio-Medical Applications of Mayaguez, Inc.	Delaware
39.	Bio-Medical Applications of Michigan, Inc.	Delaware
40.	Bio-Medical Applications of Minnesota, Inc.	Delaware
41.	Bio-Medical Applications of Mississippi, Inc.	Delaware
42.	Bio-Medical Applications of Missouri, Inc.	Delaware
43.	Bio-Medical Applications of New Hampshire, Inc.	Delaware
44.	Bio-Medical Applications of New Jersey, Inc.	Delaware
45.	Bio-Medical Applications of New Mexico, Inc.	Delaware
46.	Bio-Medical Applications of North Carolina, Inc.	Delaware
47.	Bio-Medical Applications of Northeast D.C., Inc.	Delaware
48.	Bio-Medical Applications of Ohio, Inc.	Delaware
49.	Bio-Medical Applications of Oklahoma, Inc.	Delaware
50.	Bio-Medical Applications of Pennsylvania, Inc.	Delaware
51.	Bio-Medical Applications of Ponce, Inc.	Delaware
52.	Bio-Medical Applications of Puerto Rico, Inc.	Delaware
53.	Bio-Medical Applications of Rhode Island, Inc.	Delaware
54.	Bio-Medical Applications of Rio Piedras, Inc.	Delaware
55.	Bio-Medical Applications of San German, Inc.	Delaware
56.	Bio-Medical Applications of San Juan, Inc.	Delaware
57.	Bio-Medical Applications of South Carolina, Inc.	Delaware
58.	Bio-Medical Applications of Southeast Washington, Inc.	Delaware
59.	Bio-Medical Applications of Tennessee, Inc.	Delaware
60.	Bio-Medical Applications of Texas, Inc.	Delaware
61.	Bio-Medical Applications of the District of Columbia, Inc.	Delaware
62.	Bio-Medical Applications of Virginia, Inc.	Delaware
63.	Bio-Medical Applications of West Virginia, Inc.	Delaware
64.	Bio-Medical Applications of Wisconsin, Inc.	Delaware
65.	Bio-Medical Applications of Wyoming, LLC	Delaware
66.	Brevard County Dialysis, LLC	Florida
67.	Clayton County Dialysis, LLC	Georgia
68.	Clermont Dialysis Center, LLC	Georgia
69.	College Park Dialysis, LLC	Georgia
70.	Columbus Area Renal Alliance, LLC	Delaware
71.	Conejo Valley Dialysis, Inc.	California
72.	Dialysis America Georgia, LLC	Delaware
73.	Dialysis Associates of Northern New Jersey, L.L.C.	New Jersey

State of
	Transferring Affiliate	Incorporation
74.	Dialysis Centers of America - Illinois, Inc.	Illinois
75.	Dialysis Management Corporation	Texas
76.	Dialysis Services of Atlanta, Inc.	Georgia
77.	Dialysis Services of Cincinnati, Inc.	Ohio
78.	Dialysis Specialists of Marietta, Ltd.	Ohio
79.	Dialysis Specialists of Topeka, Inc.	Kansas
80.	Douglas County Dialysis, LLC	Georgia
81.	Du Page Dialysis Ltd.	Illinois
82.	Everest Healthcare Holdings, Inc.	Delaware
83.	Everest Healthcare Indiana, Inc.	Indiana
84.	Everest Healthcare Ohio, Inc.	Ohio
85.	Everest Healthcare Rhode Island, Inc.	Delaware
86.	Everest Healthcare Texas, L.P.	Delaware
87.	FMS Delaware Dialysis, LLC	Delaware
88.	FMS Philadelphia Dialysis, LLC	Delaware
89.	Fondren Dialysis Clinic, Inc.	Texas
90.	Fort Scott Regional Dialysis Center, Inc.	Missouri
91.	Four State Regional Dialysis Center, Inc.	Missouri
92.	Fresenius Kidney Care Pittsburgh, LLC	Delaware
93.	Fresenius Management Services, Inc.	Delaware
94.	Fresenius Medical Care – South Texas Kidney, LLC	Delaware
95.	Fresenius Medical Care Dialysis Services Colorado, LLC	Delaware
96.	Fresenius Medical Care Dialysis Services-Oregon, LLC	Oregon
97.	Fresenius Medical Care Harston Hall, LLC	Delaware
98.	Fresenius Medical Care Holdings, Inc.	New York
99.	Fresenius Medical Care of Illinois, LLC	Delaware
100.	Fresenius Medical Care of Montana, LLC	Delaware
101.	Fresenius Medical Care Ventures, LLC	Delaware
102.	Fresenius Medical Care West Bexar, LLC	Delaware
103.	Fresenius Medical Care-OSUIM Kidney Centers, LLC	Delaware
104.	Fresenius USA Manufacturing, Inc.	Delaware
105.	Fresenius USA Marketing, Inc.	Delaware
106.	Fresenius USA, Inc.	Massachusetts
107.	Gulf Region Mobile Dialysis, Inc.	Delaware
108.	Haemo-Stat, Inc.	California
109.	Hauppauge Dialysis Center, LLC	New York
110.	Henry Dialysis Center, LLC	Georgia
111.	Holton Dialysis Clinic, LLC	Georgia
112.	Home Dialysis of Muhlenberg County, Inc.	Kentucky
113.	Homestead Artificial Kidney Center, Inc.	Florida
114.	Inland Northwest Renal Care Group, LLC	Washington
115.	Jefferson County Dialysis, Inc.	Arkansas
116.	KDCO, Inc.	Missouri
117.	Kentucky Renal Care Group, LLC	Delaware

State of
	Transferring Affiliate	Incorporation
118.	Little Rock Dialysis, Inc.	Arkansas
119.	Maumee Dialysis Services, LLC	Delaware
120.	Metro Dialysis Center - Normandy, Inc.	Missouri
121.	Metro Dialysis Center - North, Inc.	Missouri
122.	National Medical Care, Inc.	Delaware
123.	National Nephrology Associates of Texas, L.P.	Texas
124.	New York Dialysis Services, Inc.	New York
125.	NNA of Alabama, Inc.	Alabama
126.	NNA of East Orange, L.L.C.	New Jersey
127.	NNA of Georgia, Inc.	Delaware
128.	NNA of Harrison, L.L.C.	New Jersey
129.	NNA of Louisiana, LLC	Louisiana
130.	NNA of Oklahoma, Inc.	Nevada
131.	NNA of Oklahoma, L.L.C.	Oklahoma
132.	NNA of Rhode Island, Inc.	Rhode Island
133.	NNA of Toledo, Inc.	Ohio
134.	NNA-Saint Barnabas-Livingston, L.L.C.	New Jersey
135.	NNA-Saint Barnabas, L.L.C.	New Jersey
136.	Northeast Alabama Kidney Clinic, Inc.	Alabama
137.	Northern New Jersey Dialysis, L.L.C.	Delaware
138.	NRA-Ada, Oklahoma, LLC	Delaware
139.	NRA-Augusta, Georgia, LLC	Georgia
140.	NRA-Bamberg, South Carolina, LLC	Tennessee
141.	NRA-Crossville, Tennessee, LLC	Tennessee
142.	NRA-Farmington, Missouri, LLC	Delaware
143.	NRA-Georgetown, Kentucky, LLC	Delaware
144.	NRA-Hogansville, Georgia, LLC	Delaware
145.	NRA-Holly Hill, South Carolina, LLC	Tennessee
146.	NRA-Hollywood, South Carolina, LLC	Delaware
147.	NRA-Inpatient Dialysis, LLC	Tennessee
148.	NRA-LaGrange, Georgia, LLC	Delaware
149.	NRA-Mt. Pleasant, South Carolina, LLC	Tennessee
150.	NRA-New Castle, Indiana, LLC	Delaware
151.	NRA-Newnan Acquisition, LLC	Tennessee
152.	NRA-Orangeburg, South Carolina, LLC	Tennessee
153.	NRA-Palmetto, Georgia, LLC	Delaware
154.	NRA-Princeton, Kentucky, LLC	Tennessee
155.	NRA-Roanoke, Alabama, LLC	Tennessee
156.	NRA-South City, Missouri, LLC	Delaware
157.	NRA-St. Louis (Home Therapy Center), Missouri, LLC	Delaware
158.	NRA-St. Louis, Missouri, LLC	Delaware
159.	NRA-Talladega, Alabama, LLC	Tennessee
160.	NRA-Valdosta (North), Georgia, LLC	Delaware
161.	NRA-Valdosta, Georgia, LLC	Delaware

State of
	Transferring Affiliate	Incorporation
162.	NRA-Varnville, South Carolina, LLC	Tennessee
163.	NRA-Washington County, Missouri, LLC	Delaware
164.	NRA-Winchester, Indiana, LLC	Delaware
165.	Physicians Dialysis Company, Inc.	Pennsylvania
166.	QualiCenters Albany, Ltd.	Colorado
167.	QualiCenters Bend LLC	Colorado
168.	QualiCenters Coos Bay, Ltd.	Colorado
169.	QualiCenters Eugene-Springfield, Ltd.	Colorado
170.	QualiCenters Inland Northwest L.L.C.	Colorado
171.	QualiCenters Pueblo LLC	Colorado
172.	QualiCenters Salem LLC	Colorado
173.	RAI Care Centers of Alabama, LLC	Delaware
174.	RAI Care Centers of Florida I, LLC	Delaware
175.	RAI Care Centers of Florida II, LLC	Delaware
176.	RAI Care Centers of Georgia I, LLC	Delaware
177.	RAI Care Centers of Illinois I, LLC	Delaware
178.	RAI Care Centers of Illinois II, LLC	Delaware
179.	RAI Care Centers of Maryland I, LLC	Delaware
180.	RAI Care Centers of Michigan I, LLC	Delaware
181.	RAI Care Centers of Michigan II, LLC	Delaware
182.	RAI Care Centers of Nebraska II, LLC	Delaware
183.	RAI Care Centers of North Carolina II, LLC	Delaware
184.	RAI Care Centers of Northern California I, LLC	Delaware
185.	RAI Care Centers of Northern California II, LLC	Delaware
186.	RAI Care Centers of Oakland II, LLC	Delaware
187.	RAI Care Centers of South Carolina I, LLC	Delaware
188.	RAI Care Centers of Southern California I, LLC	Delaware
189.	RAI Care Centers of Southern California II, LLC	Delaware
190.	RAI Care Centers of Virginia I, LLC	Delaware
191.	RCG Bloomington, LLC	Delaware
192.	RCG East Texas, LLP	Delaware
193.	RCG Indiana, L.L.C.	Delaware
194.	RCG Irving, LLP	Delaware
195.	RCG Martin, LLC	Delaware
196.	RCG Memphis East, LLC	Delaware
197.	RCG Mississippi, Inc.	Delaware
198.	RCG Pensacola, LLC	Delaware
199.	RCG Robstown, LLP	Delaware
200.	RCG University Division, Inc.	Tennessee
201.	Renal Care Group, Inc.	Delaware
202.	Renal Care Group Alaska, Inc.	Alaska
203.	Renal Care Group East, Inc.	Pennsylvania
204.	Renal Care Group Maplewood, LLC	Delaware
205.	Renal Care Group Northwest, Inc.	Delaware

State of
	Transferring Affiliate	Incorporation
206.	Renal Care Group of the Midwest, Inc.	Kansas
207.	Renal Care Group of the Ozarks, LLC	Delaware
208.	Renal Care Group of the Rockies, LLC	Delaware
209.	Renal Care Group of the South, Inc.	Delaware
210.	Renal Care Group of the Southeast, Inc.	Florida
211.	Renal Care Group South New Mexico, LLC	Delaware
212.	Renal Care Group Southwest Michigan, LLC	Delaware
213.	Renal Care Group Southwest, L.P.	Delaware
214.	Renal Care Group Terre Haute, LLC	Delaware
215.	Renal Care Group Texas, Inc.	Texas
216.	Renal Care Group Toledo, LLC	Delaware
217.	Renal Care Group-Harlingen, L.P.	Delaware
218.	RenalPartners, Inc.	Delaware
219.	Renex Dialysis Clinic of Bloomfield, Inc.	New Jersey
220.	Renex Dialysis Clinic of Bridgeton, Inc.	Missouri
221.	Renex Dialysis Clinic of Creve Coeur, Inc.	Missouri
222.	Renex Dialysis Clinic of Maplewood, Inc.	Missouri
223.	Renex Dialysis Clinic of Orange, Inc.	New Jersey
224.	Renex Dialysis Clinic of Pittsburgh, Inc.	Pennsylvania
225.	Renex Dialysis Clinic of South Georgia, Inc.	Georgia
226.	Renex Dialysis Clinic of St. Louis, Inc.	Missouri
227.	Renex Dialysis Clinic of Tampa, Inc.	Florida
228.	Renex Dialysis Clinic of University City, Inc.	Missouri
229.	Renex Dialysis Facilities, Inc.	Mississippi
230.	Saint Louis Renal Care, LLC	Delaware
231.	San Diego Dialysis Services, Inc.	Delaware
232.	Santa Barbara Community Dialysis Center, Inc.	California
233.	Smyrna Dialysis Center, LLC	Georgia
234.	SSKG, Inc.	Illinois
235.	St. Louis Regional Dialysis Center, Inc.	Missouri
236.	STAT Dialysis Corporation	Delaware
237.	Stone Mountain Dialysis Center, LLC	Georgia
238.	Stuttgart Dialysis, LLC	Arkansas
239.	Tappahannock Dialysis Center, Inc.	Virginia
240.	Terrell Dialysis Center, L.L.C.	Delaware
241.	Warrenton Dialysis Facility, Inc.	Virginia
242.	West End Dialysis Center, Inc.	Virginia
243.	WSKC Dialysis Services, Inc.	Illinois

3.1(i) Place of Business: For each Transferring Affiliate, the principal place of business, chief executive office, and the offices where each Transferring Affiliate keeps substantially all its Records is 920 Winter Street, Waltham, MA 02451 and such other locations listed in Exhibit G.

3.1(k)(iv)	Tradenames:	Renal Care Group	Fresenius Renal Technologies
		National Nephrology Associates	Fresenius Renal Therapies
		TruBlu Logistics (FUSA Mfg)	Fresenius Kidney Care
		Fresenius Renal Pharmaceuticals	Fresenius USA

	Merger:	On September 25, 2018, Mercy Dialysis Center, Inc. merged into Bio-Medical Applications of Wisconsin, Inc.